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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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NAME                                              JURISDICTION OF INCORPORATION
The National City Bank                               United States
  of Evansville

First Kentucky Bank                                  Commonwealth of Kentucky

The Bank of Mitchell                                 State of Indiana

NCBE Leasing Corp.                                   State of Indiana

White County Bank                                    State of Illinois

Twenty-One Southeast Third                           State of Indiana
Corporation

Bank of Illinois,                                    United States
National Association

First Federal Savings Bank                           United States
  of Leitchfield

First National Bank                                  United States
  of Bridgeport

First Bank of Huntingburg                            State of Indiana

NCBE Capital Trust I                                 State of Delaware

Illinois One Bank,                                   United States
National Association

Community First Bank,                                United States
National Association

Community First Bank of Kentucky                     Commonwealth of Kentucky

Trigg County Farmers Bank                            Commonwealth of Kentucky

Ripley County Bank                                   State of Indiana

Princeton Federal Bank, fsb                          United States

The Progressive Bank,                                United States
National Association

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